Exhibit 10.20

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into as of the Effective Date, as defined in Paragraph 6 hereof, by and between Preferred Apartment Advisors, LLC (the “Company”), Preferred Apartment Communities, Inc. (“PAC”), and Leonard A. Silverstein (“Consultant”). Together, the Company and Consultant may be referred to hereinafter as the “Parties.”

WHEREAS, Consultant has been employed by the Company as its President and Chief Operating Officer and has also been serving as a member of the Board of Directors (the “Board”) of PAC and as PAC’s President and Chief Operating Officer; and

WHEREAS, the Consultant desires to resign his employment with the Company and from his service on the Board, and the Parties desire to transition Consultant’s relationship with the Company from employee to independent contractor; and

WHEREAS, the Company desires to retain Consultant to provide certain consulting services, and Consultant desires to provide such consulting services to the Company, in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Separation of Employment.

a.Resignations. In order to effect Consultant’s separation from the Company, Consultant hereby resigns (i) his position as PAC’s President and Chief Operating Officer effective as of the date Consultant executes this Agreement, and (ii) his employment with the Company, as well as his position as a member of the Board, and all other positions Consultant holds with the Company, PAC, and any of their affiliates, effective as of May 7, 2020 (the “Separation Date”). Following the date Consultant executes this Agreement, Consultant shall not hold himself out as an officer of PAC, the Company, or any of their affiliates. Notwithstanding anything herein to the contrary, in the event that Consultant signs this Agreement but then revokes it pursuant to Paragraph 6 below, Consultant’s resignation of his position as PAC’s President and Chief Operating Officer and his position as a member of the Board shall remain effective and shall not be undone by such revocation.

b.Use of Paid Vacation Time. Between the date Consultant executes this Agreement and the Separation Date, Consultant will continue to receive his full salary and will continue to receive employee benefits in place immediately prior to his execution of this Agreement; provided, however, that, during such period, Consultant will use up all of his accumulated paid vacation days and will not accrue any additional paid vacation days.

c.Armada Care. For a period of two (2) years following the Separation Date, Consultant will be permitted to continue to participate in the Company’s Armada Care plan to the same extent and on the same terms that the Company keeps such plan (or any similar, comparable, or replacement plan) in place for other executives, at Consultant’s sole expense, provided that Consultant timely elects COBRA continuation coverage and otherwise remains eligible to participate in such plan pursuant to its terms; provided further, however, that nothing in this Agreement shall require the Company to maintain the Armada Care plan for any particular period of time or on any particular terms, and nothing in this Agreement shall prohibit the Company from cancelling or modifying terms of such plan in accordance with applicable law, other than to take any action or inaction that could or would cause Consultant (but not other executives) to no longer be eligible for such plan (or any similar, comparable, or replacement plan). Notwithstanding the foregoing, the Company agrees that it shall not terminate, modify of otherwise change the terms of such Armada Care plan prior to January 1, 2021.

d.Company Car. Effective as of the Separation Date, Consultant will forfeit use of the leased car currently being provided to him by the Company unless, prior to such date, (i) Consultant enters into a written agreement with the Company pursuant to which the Company assigns and Consultant assumes the lease, insurance, fuel costs, maintenance costs, and all other costs and obligations associated with leasing, using, and maintaining such vehicle, and (ii) the company from which the Company is currently leasing the car provides written approval of such lease assignment.

e.Press Release. The Company and Consultant will jointly prepare and issue a press release announcing Consultant’s retirement from the Company and PAC on a date to be mutually agreed by the parties; provided, however, that nothing in this Agreement shall limit the Company’s ability or PAC’s ability to make, without Consultant’s input or approval, any filings or announcements required by applicable securities law, stock exchange requirements, or similar requirements.

f.Marketing Materials. Anything in this Agreement to the contrary notwithstanding, to the extent that any Company or PAC marketing materials, press releases, or website content make reference to John Williams as a “Founder” or “Co-Founder,” such materials, presentations, or filings will also reference Consultant as a “Co-Founder.”

g.PAC Directors’ Slate. Consultant will not be placed on the slate of proposed directors of PAC in connection with the election of members of the Board to be conducted during PAC’s 2020 annual meeting of stockholders.

h.Acknowledgements. Consultant agrees and acknowledges that he has been paid all outstanding wages through and including the date of Consultant’s most recent paycheck, less customary and applicable payroll deductions. Consultant confirms and agrees that he has received all wages, commissions, reimbursements, payments, or other benefits to which Consultant is entitled as a result of his employment with the Company, other than those that have not yet become due or have not yet been submitted for reimbursement or payment pursuant to the Company’s normal payroll or payment schedule, which shall be paid or reimbursed in accordance with such normal schedule. Consultant will submit all outstanding business expenses for reimbursement in accordance with the Company’s applicable policies and procedures within ten (10) business days after the Effective Date. Other than the payments set forth in this Agreement or not yet due to be paid or not yet submitted for payment or reimbursement, the parties agree that neither the Company nor PAC owe any additional amounts to Consultant for wages, back pay, severance pay, bonuses, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason. This Agreement is intended to and does settle and resolve all claims of any nature that Consultant might have against the Company, PAC, and all of the Releasees (as defined below) arising out of Consultant’s employment relationship or the termination of employment.

i.Acknowledgement by PAC and the Company. As of the date Consultant executes this Agreement, neither PAC, the Company, nor any of their respective affiliates have any knowledge of any claim that any of them could assert against Consultant personally.

2.
Consideration for Release. In consideration of Consultant’s promises and the General Release of Claims and Covenant Not To Sue contained in Paragraph 3 of this Agreement, the Company agrees to do the following (collectively, the “Consideration”):

a.enter into the consulting arrangement as detailed in this Agreement;

b.pay Consultant a gross total amount of Ten Thousand Dollars and Zero cents ($10,000.00), less customary and applicable payroll deductions, payable in a lump sum within three (3) business days after the Separation Date;

c.provide reasonable assistance to Consultant in vacating his office at the Company, and reimburse Consultant for moving fees actually incurred by Consultant in vacating his office at the Company, up to a maximum of Two-Thousand Five Hundred Dollars and Zero cents ($2,500.00), subject to Consultant providing sufficient documentation of such expenses, within three (3) business days following Consultant providing to the Company such documentation;

d. allow Consultant to keep his Company-issued computer, keyboard, printer, and other directly related peripheral devices following the Separation Date, provided that all confidential information related to the Company and/or any of the Releasees (as defined below) (excluding contact lists, related data/information, and calendars) must be removed from such devices by an authorized representative of the Company on or prior to the Separation Date and stored on a separate hard drive or other device (to be maintained in accordance with the Company’s document retention policies and practices in effect from time to time) so that such information may be retrieved in the future;

e.use reasonable efforts, for three (3) months following the Effective Date, to monitor Consultant’s existing PAC e-mail address (lsilverstein@pacapts.com) and forward or otherwise provide access to Consultant to any e-mails received at that e-mail address that are of a completely personal nature for Consultant;

f.allow Consultant to keep all furniture and furnishings currently located in his Company office, whether such property was purchased by the Company or by Consultant, including the file safe and file cabinets located at the Company and historically used by Consultant (but Consultant shall not be permitted to keep the originals or any copies of any non-public documents located in such file safe or file cabinets, or otherwise located in his office and that relate to the Company or any of the Releasees (as defined below)), and Consultant shall have twenty (20) business days following the Effective Date to remove such furniture and furnishings from the Company’s office and shall do so only at a time that has been pre-arranged with the Company on a weekend or after normal business hours and when the Company can monitor such removal; and

g.reimburse Consultant for legal fees actually incurred in negotiating this Agreement, up to a maximum of Five-Thousand Dollars and Zero cents ($5,000.00), subject to Consultant providing sufficient documentation of such fees.

The Company’s agreement to provide the Consideration is specifically contingent upon Consultant (x) executing this Agreement and not revoking this Agreement, as set forth in Paragraph 6 below; and (y) complying with his obligations under this Agreement and any other continuing contractual or fiduciary obligations he owes to the Company and/or any of the Releasees (as defined below).

3.	General Release of Claims and Covenant Not To Sue.

a.    General Release of Claims. In consideration of the payments made to Consultant by the Company and the promises contained in this Agreement, Consultant on behalf of himself and his agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, PAC, and each of their successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies, and each such entity’s respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which he may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that he may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement. This General Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Consultant specifically acknowledges and agrees that he is releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Consultant Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Consultant Polygraph Protection Act, the Fair Credit Reporting Act, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except as set forth in Paragraph 3(d) below.

b.    Covenant Not to Sue. Except as expressly set forth in Paragraph 4 below, Consultant further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.

c.    Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Consultant might have against the Company and the Releasees arising out of Consultant’s employment relationship or the termination of employment or relating to any other matter, except as set forth in Paragraph 3(d) below. By signing this Agreement, Consultant acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims. This Agreement shall not in any way be construed as an admission by the Company or any of the Releasees of wrongdoing or liability or that Consultant has any rights against the Company or any of the Releasees. Consultant represents and agrees that he has not transferred or assigned, to any person or entity, any claim that he is releasing in this Paragraph 3.

d.    Exceptions to General Release. Nothing in this Agreement is intended as, or shall be deemed or operate as, a release by Consultant of (i) any rights of Consultant under this Agreement; (ii) any vested benefits under any Company-sponsored benefit plans; (iii) any rights under COBRA or similar state law; (iv) any recovery to which Consultant may be entitled pursuant to workers’ compensation and unemployment insurance laws; (v) Consultant’s right to challenge the validity of his release of claims under the ADEA; (vi) any rights or claims under federal, state, or local law that cannot, as a matter of law, be waived by private agreement; and (vii) any claims arising after the date on which Consultant executes this Agreement.

4.
Protected Rights.  Consultant understands that nothing contained in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”) or any self-regulatory organization.  Consultant further understands that this Agreement does not limit Consultant’s ability to communicate or share information with any Government Agencies or self-regulatory organizations or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies or self-regulatory organizations.  However, based on Consultant’s release of claims set forth in Paragraph 3 of this Agreement, Consultant understands that Consultant is releasing all claims and causes of action that Consultant might personally pursue or that might be pursued in Consultant’s name and, to the extent permitted by applicable law, Consultant’s right to recover monetary damages or obtain injunctive relief that is personal to Consultant in connection with such claims and causes of action.

5.
Acknowledgment. Consultant shall have until the twenty-first (21st) day after he receives this Agreement to execute this Agreement. If he does not execute the Agreement by that date, the offer contained in this Agreement shall be revoked by the Company. The Company hereby advises Consultant to consult with an attorney prior to executing this Agreement and Consultant acknowledges and agrees that the Company has advised, and hereby does advise, him of his opportunity to consult an attorney or other advisor and has not in any way discouraged him from doing so. Consultant expressly acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing it, that he has read this Agreement and Release carefully, that he has had sufficient time and opportunity to consult with an attorney or other advisor of his choosing concerning the execution of this Agreement. Consultant acknowledges and agrees that he fully understands that the Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in the Agreement itself. Consultant acknowledges and agrees that he is signing this Agreement voluntarily, with the full intent of releasing the Company and the Releasees from all claims covered by Paragraph 3.

6.
Revocation and Effective Date. The Parties agree Consultant may revoke the Agreement at will within seven (7) days after he executes the Agreement by giving written notice of revocation to Company. Such notice must be delivered to Jeff Sprain, PAC’s General Counsel, and must actually be received by such person at or before the above-referenced seven-day deadline. The Agreement may not be revoked after the expiration of the seven-day deadline. In the event that Consultant revokes the Agreement within the revocation period described in this Paragraph, this Agreement shall not be effective or enforceable, and all rights and obligations hereunder shall be void and of no effect, except as set forth in Paragraph 1(a) above. Assuming that Consultant does not revoke this Agreement within the revocation period described above, the effective date of this Agreement (the “Effective Date”) shall be the eighth (8th) day after the day on which Consultant executes this Agreement.

7.
Survival of Confidential Information and Restrictive Covenant Agreement. The Confidential Information and Restrictive Covenant Agreement dated as of February 12, 2015 between Consultant and Preferred Apartment Advisors, LLC (the “Covenant Agreement”) shall remain in full force and effect in accordance with its terms and nothing in this Agreement shall alter the terms of the Covenant Agreement.

8.
Return of Property. Consultant agrees that within twenty (20) business days after the Effective Date, he will return to the Company all non-public documents, materials, equipment, keys, access cards, recordings, confidential client-related information, sales information, workforce information, production information, computer data, and other confidential materials and information relating to Company or any of the other Releasees, or the business of the Company or any of the other Releasees (“Company Property”), and that he will not retain or provide to anyone else any copies, excerpts, transcripts, descriptions, portions, abstracts, or other representations of Company Property. To the extent that Consultant has any Company Property in electronic form (including, but not limited to, Company-related e-mail), Consultant agrees that, after returning such electronic Company Property as described in this Paragraph, he will permanently delete such Company Property from all non-Company-owned computers, mobile devices, electronic media, cloud storage, or other media devices, or equipment. Consultant further represents and warrants that he has not, to his knowledge, provided and will not provide any Company Property to any third party (other than to PAC’s or the Company’s or its affiliates’ attorneys, accountants, authorized agents, consultants, due diligence providers, broker dealers, registered investment advisors, and others in connection with the sale or proposed sale of PAC’s securities and the activities leading up to that certain Stock Purchase Agreement dated as of January 31, 2020 by and among PAC, Preferred Apartment Communities Operating Partnership, L.P., PAC Carveout, LLC, NELL Partners, Inc., NMA Holdings, Inc. et al.), including any documents, equipment, or other tangible property, but with the exception of non-confidential materials related Company. Notwithstanding the foregoing, the Company shall, with respect to such Company Property or returned (electronic or otherwise), retain or otherwise store or archive such Company Property so that such Company Property may be retrieved in the future, subject to the Company’s document retention policies and practices in effect from time to time.

9.
Engagement as an Independent Contractor; Consulting Services. The Company hereby engages Consultant as an independent contractor effective as of the Separation Date, and Consultant hereby accepts such engagement as an independent contractor, upon the terms and conditions set forth in this Agreement. Consultant shall manage, perform, and provide professional consulting services and advice (the “Consulting Services”) as the Company’s Chief Executive Officer (or his or her designee) may request from time to time, but in no event shall such Consulting Services exceed five (5) hours for any week during the Consulting Period (as defined below). During Consultant’s engagement with the Company, and so long as not in violation of applicable law, Consultant shall: (a) perform the Consulting Services in a professional, ethical, and competent manner; (b) promote the best interest of the Company and PAC and take no actions that Consultant in good faith believes will in any way damage the public image or reputation of the Company, PAC, or their affiliates; and (c) abide by the Company’s and PAC’s then-current policies or guidelines while at the Company’s facilities or performing the Consulting Services.

10.
Independent Contractor Relationship. The parties acknowledge and intend that the relationship of Consultant to the Company under this Agreement shall be that of an independent contractor. In performing the Consulting Services under this Agreement, Consultant shall undertake the Consulting Services according to Consultant’s own means and methods of work, which shall be in the exclusive charge and control of Consultant, and which shall not be subject to the control or supervision of the Company, except as to the objectives of those Consulting Services. Consultant shall determine Consultant’s own working hours and schedule and shall not be subject to the Company’s personnel policies and procedures as to hours and schedule. Consultant shall be entirely and solely responsible for Consultant’s actions or inactions and the actions or inactions of any agents, employees or subcontractors, if any, while performing Consulting Services hereunder. Consultant shall not, in any form or fashion, maintain, hold out, represent, state or imply to any other individual or entity that an employer/employee relationship exists between the Company and Consultant, Consultant’s agents or employees. Consultant is not granted, nor shall Consultant represent that Consultant is or has been granted, any right or authority to make any representation or warranty or assume or create any obligation or responsibility, express or implied, for, on behalf or in the name of the Company, to incur debts for the Company, or to bind the Company in any manner whatsoever.

11.
Term of the Agreement and Engagement; Termination. The term of Consultant’s engagement with the Company under this Agreement shall begin on the Separation Date and continue until the third (3rd) anniversary of such date (the “Consulting Period”). Following the third (3rd) anniversary of the Separation Date, either party may terminate this Agreement and Consultant’s engagement hereunder by providing 30 days’ advance written notice to the other party. In addition, the Company may terminate Consultant’s engagement hereunder immediately at any time (whether before or after the third anniversary of the Separation Date) with Cause. For purposes of this Agreement, “Cause” means the occurrence of any of the following: (a) Consultant’s final, non-appealable conviction of, or entry of a plea of guilty or nolo contendere or no contest with respect to: (i) any felony, or any misdemeanor involving dishonesty or moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company, or (ii) any crime connected with the business of the Company; (b) Consultant’s engaging in any illegal conduct, gross negligence, or gross misconduct in connection with the performance of the Consulting Services; (c) Consultant’s commission of or engagement in any act of fraud or material misappropriation, dishonesty or embezzlement; or (d) Consultant’s breach of any material duty owed to the Company, or material breach of this Agreement. Consultant’s engagement hereunder shall terminate automatically upon Consultant’s death during the term of this Agreement, in which case, the Company shall pay any earned but unpaid Consulting Fee (as defined below) to Consultant’s estate and reimburse any outstanding expenses incurred in accordance with this Agreement and shall have no further obligations under this Agreement. Upon proper termination of this Agreement, Consultant shall be entitled to payment of any earned but unpaid compensation for the Consulting Services as of the termination date, and any unpaid portion of the benefits set forth in Paragraph 2, payable in accordance with and subject to the terms of Paragraph 2. Consultant shall not be entitled to any additional or future compensation or any benefits whatsoever. Consultant acknowledges and agrees that, as an independent contractor, he is not entitled to receive unemployment insurance benefits. Upon the termination of Consultant’s engagement hereunder for any reason, he agrees not to file or pursue a claim for unemployment insurance benefits. Notwithstanding the foregoing, in no event shall “Cause” mean, include or relate to, directly or indirectly, any matter, claim, event, allegation or otherwise arising out of or relating to any of those matters set forth on Schedule 1 hereto.

12.	Compensation and Expenses.

a.Compensation. During the Consulting Period, the Company will pay Consultant a consulting fee (the “Consulting Fee”) of $20,833.34 per calendar month, prorated for any calendar month(s) in which Consultant only provides Consulting Services hereunder for part of the month. Payment shall be made by the Company to Consultant via ACH or direct deposit within five (5) business days after the end of each calendar month.

b.Expenses. In addition to payment of the Consulting Fee, the Company shall reimburse Consultant for all reasonable expenses that are incurred by Consultant in connection with the Consulting Services and approved in writing by the Company’s Chief Financial Officer or Chief Executive Officer, which approval shall not be unreasonably withheld, including expenses for non-local travel, meals and lodging, rental cars, long distance calls, telecopy charges, and copying costs, after Consultant’s presentation of an invoice containing a complete account of such expenditures and all reasonable documentation as may be required by the Company in connection therewith. All invoices for expenses properly submitted by Consultant hereunder shall be paid by the Company within thirty (30) days after receipt thereof. All invoices shall be delivered to the Company’s Chief Financial Officer or Chief Executive Officer for approval.

c.Taxes and Employee Benefits. During the Consulting Period, Consultant shall be serving as an independent contractor of the Company, and therefore unless required by law, the Company shall not deduct any federal, state or local taxes or other withholdings from any sums paid Consultant hereunder, and Consultant hereby agrees to indemnify and hold harmless the Company and each of its affiliates from any liability for any and all federal, state and local taxes or assessments of any kind arising out of any payment made by the Company to Consultant hereunder. Consultant shall be responsible for all tax reporting, tax payments, withholdings, insurance and other payments, expenses and filings required to be made or paid by Consultant or Consultant’s agents or employees. Further, neither Consultant nor any of Consultant’s agents or employees on account of having rendered Consulting Services hereunder shall be entitled to any benefits provided by the Company to any of its employees, including, without limitation, any retirement plan, insurance program, disability plan, medical benefits plan or any other fringe benefit program sponsored and maintained by the Company for its employees.

13.
Protection of Confidential Information; Use of Company Materials. Consultant agrees that the terms of Section 2 of the Covenant Agreement are incorporated herein by reference, and that he will abide by the terms of Section 2 of the Covenant Agreement with respect to any Confidential Information (as defined in the Covenant Agreement) he learns in connection with providing the Consulting Services under this Agreement. With respect to any such information, Consultant agrees that his obligations under Section 2(a)(i) of the Covenant Agreement shall be in effect during the Consulting Period and for two (2) years thereafter. Consultant acknowledges and agrees that any and all materials provided by the Company to Consultant that are to be used in connection with Consultant’s provision of the Consulting Services under this Agreement are the property of the Company and may not be used outside of the scope, terms, and conditions of this Agreement or in providing services to or on behalf of any person or entity other than the Company. Consultant agrees that he will immediately return all such materials to the Company on or prior to the end of the Consulting Period, or at any other time the Company requests such return.

14.
Non-Disparagement. Within one (1) business day after Consultant executes this Agreement, the Company will instruct the Named Executive Officers (as defined by applicable securities laws) and Directors of PAC not to make any public statement, whether written or oral, that is derogatory or disparaging of Consultant or of his management or services in any capacity, commencing on the date Consultant executes this Agreement and for a period ending twenty-four (24) months after the Separation Date. The foregoing obligation shall not be deemed to prohibit the Company, PAC, or any individual from testifying truthfully as required by law, nor shall this obligation be deemed to prohibit the Company, PAC, or any individual from communicating with any Government Agency or self-regulatory organization.

15.
Final Agreement. Subject to Paragraph 7, this Agreement contains the entire agreement between the Company and Consultant with respect to the subject matter hereof. The Parties agree that this Agreement may not be modified except by a written document signed by both Parties. The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

16.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia without giving effect to its conflict of law principles.

17.
Severability. With the exception of the release contained in Paragraph 3, the provisions of this Agreement are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully and validly enforceable. If the general release and covenant not to sue set forth in Paragraph 3 of this Agreement is found to be unenforceable, this Agreement shall be null and void and Consultant will be required to return to the Company all Consideration already paid to Consultant. The language of all valid parts of this Agreement shall in all cases be construed as a whole, according to fair meaning, and not strictly for or against any of the parties.

18.
Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

19.
No Reemployment. Consultant agrees that by signing this Agreement, he relinquishes any right to employment or reemployment with the Company or any of the Releasees. Consultant agrees that he will not seek, apply for, accept, or otherwise pursue employment with the Company or any of the Releasees, and acknowledges that if he reapplies for or seeks employment with the Company or any of the Releasees, the Company’s or any of the Releasees’ refusal to hire Consultant based on this Paragraph 18 shall provide a complete defense to any claims arising from Consultant’s attempt to obtain employment.

20.
Internal Revenue Code Section 409A. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. If Consultant is entitled to be paid or reimbursed for any taxable expenses under this Agreement, and such payments or reimbursements are includible in Consultant’s federal gross taxable income, the amount of such expenses reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred.  No right of Consultant to reimbursement of expenses under this Agreement shall be subject to liquidation or exchange for another benefit.  Notwithstanding anything in this Agreement to the contrary, the expenses subject to reimbursement pursuant to Section 2(c) and (f) hereof shall be incurred by Consultant and reimbursed by the Company in calendar year 2020.

21.
Attorneys’ Fees. If the Parties become involved in legal action regarding the enforcement of this Agreement, the prevailing Party in such action will be entitled, in addition to any other remedy, to recover from the non-prevailing Party its or his reasonable costs and attorneys’ fees incurred in such action.

22.
Continuation of Directors and Officers Liability Insurance. The Company shall maintain in full force and effect the Company’s directors’ and officers’ liability insurance coverage in effect immediately prior to the date of execution of this Agreement, which covers Consultant to the same extent as all other current and former executive officers and directors of the Company and any Releasees. In the event the Company chooses to renew, modify or replace the directors’ and officers’ liability insurance coverage (including, without limitation, acquiring tail insurance coverage) currently in effect, then the Company represents, warrants and covenants that such renewed, modified or replaced policy shall continue to cover Consultant as a former director and officer of the Company and its affiliates to the same extent as such policy shall cover then existing and former directors and officers of the Company and its affiliates. The Company shall be solely responsible for any premiums for such coverage.

The Parties hereby signify their agreement to these terms by their signatures below.

Leonard A. Silverstein /s/ Leonard A. Silverstein Date: March 3, 2020
Preferred Apartment Advisors, LLC

By: /s/ Joel T. Murphy
Joel T. Murphy, Chief Executive Officer

Date: March 3, 2020

Preferred Apartment Communities, Inc.

By: /s/ Joel T. Murphy
Joel T. Murphy, Chief Executive Officer

Date: March 3, 2020